Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2011, except for Note 19 which is as of April 8, 2011, relating to the consolidated financial statements of NetQin Mobile Inc. (the “Company”), which appears in the Registration Statement of the Company on Form F-1, as amended (File no. 333-172839). We also consent to the reference to us under the heading, “Experts” in such Registration Statement and final prospectus.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

November 21, 2011